SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 5, 2008 (February 1, 2008)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-459-3553

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

                On February 1, 2008, Steel Dynamics, Inc. (“SDI”) was served with a Complaint, filed in the United States District Court for the Northern District of Indiana, by Prime Eagle Group Limited (the “Plaintiff”), a corporation formed in the British Virgin Islands with its principal place of business in Thailand.  The Complaint, alleges that Steel Dynamics, which performed certain consulting services for a management company formed to assist a Thailand-based steel mini-mill, Nakornthai Strip Mill Public Company, Limited (“NSM”) in its operational start-up in 1998, caused NSM’s start-up efforts to fail and the mill to shut down by falsely and fraudulently expressing its opinion that there were certain equipment and design issues that needed to be addressed.  The Complaint alleges damages “believed to be in excess of $1.1 billion.”  The Plaintiff, consisting of certain original shareholder founders of NSM, claims to be the assignee, through proceedings in the Central Bankruptcy Court of Thailand, of claims which NSM allegedly had or may have against SDI.

                Steel Dynamics believes that the allegations and claims set forth in the Complaint are baseless and without merit, and the Company intends to vigorously and with great resolve defend this lawsuit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: February 5, 2008	By:	Theresa E. Wagler
	Title:	Chief Financial Officer